EXHIBIT 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

between

CENTURY ALUMINUM OF WEST VIRGINIA, INC.

and

APPLIED PARTNERS, INC.

dated as of

December 2, 2016

i

Exhibits

Exhibit A    Description of Real Property
Exhibit B     Bill of Sale
Exhibit C     Assignment and Assumption Agreement
Exhibit D-1    West Virginia Property Form of Deeds
Exhibit D-2    Ohio Property Form of Deed
Exhibit E    Security Agreement

ii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 2, 2016, is entered into between CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation, (“Seller”), and APPLIED PARTNERS, INC., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns an inactive aluminum smelter facility in Ravenswood, West Virginia (the “Facility”); and

WHEREAS, Seller wishes to sell and assign to Buyer, or its designees, and Buyer, or its designees, wish to purchase and assume from Seller, substantially all the assets and liabilities of the Facility, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.06.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Base Purchase Price” has the meaning set forth in Section 2.05(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Charleston, West Virginia are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 8.03(d).

“Buyer Indemnitees” has the meaning set forth in Section 10.01.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” refers to that certain Confidentiality Agreement, dated as of June 10, 2016, between CBRE and Applied Partners LLC.

“Contracts” means all legally binding written contracts, leases, mortgages, licenses, instruments, notes, commitments, undertakings, indentures and other agreements.

“Deed” has the meaning set forth in Section 3.02(a)(iii).

“Direct Claim” has the meaning set forth in Section 10.03(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Earnest Funds” means $1,000,000.

“Environmental Claim” means any past (including from the beginning of time), present, or future action, suit, claim, investigation, allegation, or legal proceeding by any Person, whether known or unknown, asserted or unasserted, contingent or non-contingent, including any Governmental Order, alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, corrective action, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, fines or penalties, contribution, indemnification and injunctive relief) arising out of, based on, or resulting from: (a) the presence, generation, handling, management, storage, use, treatment, disposal, or Release of, or exposure to, any Hazardous Materials ; or (b) any actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Condition” means any of the following, whether past, present, or future, known or unknown, actual or alleged, arising from the beginning of time until the end of time : (a) the presence, generation, handling, management, storage, use, treatment, disposal or Release of, or exposure to, any Hazardous Materials on, in or emanating from the Real Property or the Facility, including, without limitation, (i) the presence or Release of Hazardous Materials on, in or emanating from the air, surface, subsurface, soil, water or any sewer, septic system, dry wells, or waste treatment, storage or disposal system and (ii) the presence of Hazardous Materials on any neighboring or adjacent property that originated from the Real Property or the Facility; (b) any failure of the Real Property or the Facility to comply with any Environmental Law or any term or condition of any Governmental Order or Environmental Permit, including, without limitation, any requirements concerning the generation, treatment, storage, and disposal of Hazardous Materials; and (c) any other failure of the Facility or the Real Property to comply with any Environmental Law and/or any other liability arising under or relating to Environmental Law or any Release.

“Environmental Covenant” means that certain Environmental Covenant pursuant to the Uniform Environmental Covenants Act, West Virginia Code Chapter 22, Article 22B (recorded on December 2, 2016).

“Environmental Law” means any applicable Law and any Governmental Order: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, Release, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any analogous or related state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“EPA Order” means that certain United States Environmental Protection Agency Administrative Order on Consent Docket No. RCRA-03-2012-0115CA.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Facility” has the meaning set forth in the recitals.

“FIRPTA Certificate” has the meaning set forth in Section 3.02(a)(viii).

“GAAP” means United States generally accepted accounting principles, as then in effect, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction, including, without limitation, the WVDEP.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, award, or agreement entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is regulated, identified or described (including by reference to characteristics) as a pollutant, contaminant, or waste (including as a hazardous waste), or as hazardous, acutely hazardous, extremely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, chlorofluorocarbon, hydrofluorocarbon, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnified Party” has the meaning set forth in Section 10.03.

“Indemnifying Party” has the meaning set forth in Section 10.03.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Inventory” has the meaning set forth in Section 2.01(a).

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(b) of the Disclosure Schedules.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the Purchased Assets, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby and, in any such case, resulting in a monetary effect individually or in the aggregate in excess of $2,750,000; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Buyer or Seller operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement; or (ix) any natural or man-made disaster or acts of God.

“Monetary Liens” means any lien, pledge, mortgage, deed of trust, security interest, judgment, or other similar encumbrance.

“Mortgage” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 14, 2013, executed by Seller for the benefit of Wilmington Trust, National Association, as Collateral Agent., whereby Seller granted Wilmington Trust, National Association a security interest in the Real Property.

“Outside Date” has the meaning set forth in Section 11.01.

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) easements, rights of way, covenants, restrictions, leases, mineral rights and reservations, and other similar encumbrances of record affecting the Real Property; (c) any portion of the Real Property lying within a public right of way, (d) any portion of the Real Property lying within a river or stream or affected by riparian rights benefitting other parties; (e) zoning ordinances, (f) any matter that would be indicated by an accurate survey of the Real Property, (g) those certain unrecorded agreements and leases being an Assigned Contract; (h) those interests specifically disclosed on the Disclosure Schedules; and (i) other imperfections of title or encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Purchase Price Adjustment” is an amount equal to (i) the premium payment for an environmental pollution protection liability insurance policy as set out in a binding quote delivered by Seller to Buyer or (ii) if Seller does not secure a binding quote or decides not to pursue an environmental pollution protection liability policy, Eight Hundred Thousand Dollars ($800,000); provided that Buyer’s obligation to pay the Post-Closing Purchase Price Adjustment under (i) hereto shall not exceed One Million Dollars ($1,000,000).

“Post-Closing Purchase Price Determination Date” means the earlier of (i) the date that Seller delivers to Buyer a binding quote for an environmental pollution protection liability insurance policy and (ii) the six-month anniversary of the Closing Date.

“Post-Closing Tax Period” means any taxable period beginning on or after the Closing Date and, with respect to any taxable period beginning before and ending on or after the Closing Date, the portion of such taxable period beginning on or after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending before the Closing Date.

“Property Taxes” has the meaning set forth in Section 6.01.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Real Property” means the parcels of land located in West Virginia and in Ohio as more particularly described on the attached Exhibit A.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposal or allowing to escape or migrate into or through the environment (including, without limitation, ambient air, water, surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Security Agreement” has the meaning set forth in Section 3.02(a)(iv).

“Seller” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 8.02(e).

“Seller Indemnitees” has the meaning set forth in Section 10.02.

“SPL Management Plan” means that Seller’s SPL Management Plan, dated April 5, 2016, as approved by the WVDEP on April 29, 2016.

“SPL Order” means the WVDEP Plan of Corrective Action / Order No. HW-16-002.

“Straddle Period” means any Tax period beginning before the Closing Date and ending on or after the Closing Date.

“Tangible Personal Property” has the meaning set forth in Section 2.01(c).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Thirty Party Claim” has the meaning set forth in Section 10.03(a).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Deeds and the other agreements, instruments and documents required to be delivered at the Closing.

“Transfer Tax” means all notarial fees, duties, and Taxes (other than income, gain, profits, gross profits, franchise, margin, business and occupation, commercial activity, and similar Taxes)

or their equivalents in all jurisdictions where such fees, taxes and duties are incurred, imposed, or payable as a result of the sale and transfer of the Purchased Assets contemplated by this Agreement, regardless upon whom such Taxes are levied or imposed by law, including transfer, land transfer, value added, excise, sales, use, stamp, documentary, filing, recording, permit, license, authorization, consumption, goods or services, sales, retail sales, social services, and intangible and similar Taxes.

“VIALCO” means Virgin Islands Alumina Corporation LLC, a Delaware limited liability company and a wholly-owned subsidiary of Seller.

“WVDEP” means the West Virginia Department of Environmental Protection.

ARTICLE II
PURCHASE AND SALE
Section 2.01    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, or its designee, in AS‑IS, WHERE IS condition, and Buyer shall purchase from Seller in AS-IS, WHERE IS condition, all of Seller’s right, title and interest in, to and under the following assets, properties and rights of Seller, to the extent that such assets, properties and rights exist as of the Closing Date and comprise and relate to the Facility and the business previously conducted at the Facility (collectively, the “Purchased Assets”):
(a)    all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of Seller at the Facility as of the date hereof (“Inventory”);
(b)    all Contracts set forth on Section 2.01(b) of the Disclosure Schedules (the “Assigned Contracts”);
(c)    all furniture, fixtures, machinery, equipment, supplies and other tangible personal property of the Seller at the Facility as of the date hereof (the “Tangible Personal Property”);
(d)    all Real Property, together with the plants, buildings, fixtures and improvements, leaseholds and mineral rights thereon;
(e)    all Permits, including Environmental Permits, listed on Section 2.01(e) of the Disclosure Schedules, but only to the extent such Permits may be transferred under applicable Law; and
(f)    all goodwill associated with any of the assets described in the foregoing clauses.
Section 2.02    Excluded Assets. Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets include, without limitation, the following assets and properties of Seller:
(a)    all cash and cash equivalents, bank accounts and securities of Seller;
(b)    all notes and receivables howsoever arising, including all trade notes and trade accounts receivable;
(c)    all Contracts that are not Assigned Contracts;
(d)    all Seller Intellectual Property;
(e)    the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, all books and records related to the conduct of the Seller’s business, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;
(f)    all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;
(g)    any rights of Seller or its Affiliates with respect to (i) any Tax refunds, credits, tax loss carry forwards, rebates or abatements, (ii) any rights to credits, refunds, rebates or abatements of Taxes relating to periods (or portions thereof) ending at or prior to the Closing Date, (iii) any Tax Returns or Tax records of Seller or any of its Affiliates, and (iv) any rights of Seller or any of its Affiliates under any Tax allocation or sharing agreement;
(h)    all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise;
(i)    the assets, properties and rights specifically set forth on Section 2.02(i) of the Disclosure Schedules;
(j)    the membership interests or any other rights of Seller in or to VIALCO; and
(k)    the rights which accrue or will accrue to Seller under the Transaction Documents.
Section 2.03    Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of Seller arising out of or relating to the Purchased Assets other than the Excluded Liabilities (collectively, the “Assumed Liabilities”), including, without limitation, the following:
(a)    all liabilities and obligations arising under or relating to the Assigned Contracts and required to be performed after the Closing Date;

(b)    all liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Purchased Assets on or after the Closing;
(c)    all liabilities and obligations for (i) Taxes (other than income taxes attributable to the Real Property or the Facility and related to income earned while Seller owned the Real Property or the Facility) relating to the Purchased Assets or the Assumed Liabilities for any taxable period arising after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to Section 6.01;
(d)    all liabilities and obligations of Seller arising from or relating to (i) any Environmental Conditions; and (ii) any Environmental Claims and Environmental Notices relating to the Real Property or the Facility;
(e)    all liabilities and obligations arising out of or relating to the closure or decommissioning of the Facility and the management of spent pot lining material currently present at the site, including, without limitation all liabilities and obligations arising under or relating to the SPL Order and the SPL Management Plan, including, without limitation, the proper handling, transportation, treatment, storage, and disposal of all such spent pot lining material in compliance with applicable Environmental Laws; and
(f)    all liabilities and obligations arising out of or relating to existing Permits, including Environmental Permits, and Governmental Orders owned by Seller and relating to the Real Property or the Facility, including, without limitation, those Permits listed on Section 2.01(e) of the Disclosure Schedules, and the Governmental Orders listed on Section 2.03(f) of the Disclosure Schedules.
Section 2.04    Excluded Liabilities. Buyer shall not assume and shall not be responsible to pay, perform or discharge any of the following liabilities or obligations of Seller (collectively, the “Excluded Liabilities”):
(a)    any liabilities or obligations relating to or arising out of the Excluded Assets;
(b)    any liabilities or obligations for (i) Taxes relating to the Purchased Assets or the Assumed Liabilities for any taxable period ending prior to the Closing Date, (ii) income taxes attributable to the Real Property or the Facility and related to income earned while Seller owned the Real Property or the Facility and (iii) any other Taxes of Seller (other than Taxes allocated to Buyer under Section 6.01) for any taxable period;
(c)    any liabilities or obligations of Seller to its employees, including any liability of Seller under: (i) any employee benefit plans, (ii) any employment, deferred compensation, severance, employee retention or other similar agreement or plan; and (iii) any workers’ compensation or long-term disability plan or policy;
(d)    any liabilities or obligations of Seller arising out of contracts or agreements other than as set forth in 2.01(b) of the Disclosure Schedules;

(e)    any liabilities or obligations related to the performance of Assigned Contracts prior to the Closing;
(f)    any liabilities or obligations related to any personal injury which occurred prior to the Closing;
(g)    any liability or obligation related to the damage of any third party property which occurred prior to the Closing;
(h)    any liabilities and obligations of Seller associated with material sent off site by Seller prior to the Closing Date for third party disposal;
(i)    any liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; and
(j)    any liabilities or obligations of Seller arising out of the litigation set forth in Section 2.04(j) of the Disclosure Schedules.
Section 2.05    Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall consist of the following:
(a)    Fifteen Million Dollars ($15,000,000.00) (the “Base Purchase Price”);
(b)    the Post-Closing Purchase Price Adjustment; and
(c)    the assumption by Buyer of the Assumed Liabilities.
As soon as possible after the date of this Agreement, but in no event later than ten (10) Business Days from the date of this Agreement, Buyer shall deliver to Seller the Earnest Funds, which is non-refundable except that all such amounts shall be refunded to Buyer if this Agreement is terminated by Buyer in accordance with Section 11.01(b) hereof.
The Base Purchase Price shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer on the Closing Date. The Earnest Funds shall be credited toward payment of the Base Purchase Price.
The Post-Closing Purchase Price Adjustment shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer on the Post-Closing Purchase Price Determination Date.
Section 2.06    Allocation of Purchase Price. No later than 10 Business Days after the execution of this Agreement, Seller shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities treated as consideration for the Purchased Assets for Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyer notifies Seller in writing that Buyer objects to one or more items reflected in the Allocation Schedule within 30 days after delivery of the Allocation Schedule to Buyer. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within 30 days after the delivery of the Allocation Schedule to Buyer, such dispute shall be resolved by RSM US LLP or, if RSM US LLP is unable to serve, another impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Seller and Buyer agree to file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule.
Section 2.07    Non-assignable Assets.
(a)    Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.07, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery thereof; provided, however, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Assigned Contracts or other liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such liabilities and obligations from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Seller shall sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid by Buyer in accordance with Section 6.01.
(b)    To the extent that any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 2.07, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Buyer shall, as agent or subcontractor for Seller, pay, perform and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section 2.07. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.
ARTICLE III
CLOSING
Section 3.01    Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Frost Brown Todd LLC, 3300 Great American Tower, 301 East Fourth Street, Cincinnati, Ohio 45202 at 10:00 a.m., Eastern Daylight time, as soon as reasonably practicable after all the conditions to closing set forth in ARTICLE VIII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) but in no event later than February 28, 2017, unless extended by mutual agreement between the parties hereto. The date on which the Closing is to occur is herein referred to as the “Closing Date.” Except as otherwise specified in this Agreement, for accounting and computational purposes, the Closing will be deemed to have occurred at 11:59 p.m. (Eastern Time) on the Closing Date. Closing will be conducted electronically, and the parties hereto shall deliver all documents to be exchanged at Closing to Frost Brown Todd.
Section 3.02    Closing Deliverables.
(a)    At the Closing, Seller shall deliver to Buyer, or its designees, the following:
(i)    a bill of sale in the form of Exhibit B hereto (the “Bill of Sale”) and duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;
(ii)    an assignment and assumption agreement in the form of Exhibit C hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;
(iii)    with respect to the parcels of Real Property, limited warranty deeds in the form of Exhibit D-1 and D-2 hereto (each, a “Deed”) and duly executed and notarized by Seller;
(iv)    a security agreement in the form of Exhibit E hereto (the “Security Agreement”) and duly executed by Seller, securing Buyer’s obligations pursuant to Section 10.02(f) hereof;

(v)    evidence satisfactory to Buyer’s title insurer of the existence in good standing of Seller and the authority of the individuals acting on behalf of Seller at the Closing Date;
(vi)    title affidavits from Seller in a form reasonably required by a buyer’s title insurance company;
(vii)    information from Seller necessary for reporting the sale of the Real Property to tax authorities;
(viii)    the FIRPTA Certificate;
(ix)    release of Mortgage executed by the Trustee; and
(x)    a certificate duly executed by an officer of Seller, in form and substance reasonably acceptable to Buyer, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.02 have been satisfied.
(b)    At the Closing, Buyer shall deliver to Seller the following:
(i)    the Purchase Price less the Earnest Funds;
(ii)    the Assignment and Assumption Agreement duly executed by Buyer;
(iii)    the Security Agreement duly executed by Buyer;
(iv)    such other customary, instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement; and
(v)    a certificate duly executed by an officer of Buyer, in form and substance reasonably acceptable to Seller, dated as of the Closing Date, to the effect that each of the conditions specified in Section 8.03 has been satisfied.
Section 3.03    Closing Prorations; Expenses.
(a)    Non-delinquent real estate Taxes, assessments, fuel and utilities will be prorated as of the Closing Date based on the most recent available tax duplicate or invoices. Any delinquent real estate Taxes, and any penalties or interest thereon, outstanding as of the Closing Date will be satisfied by Seller. To the extent arrangements cannot be, or are not, made as of the Closing Date for the proration of utilities (including, but not limited to, electric, gas, sewer and water charges), Buyer shall make such arrangements promptly after the Closing Date and shall pay Seller an amount equal to the cost of the services that were billed to Seller for the period from and after the Closing Date, and Seller shall pay the same to the appropriate utility company. Payments to be made or received under any Contracts shall be prorated as of the Closing Date.

(b)    Buyer will bear costs for recordation of the Deeds, and Buyer’s other expenses incurred in connection with this transaction. Seller will forward the cancellation of any existing mortgages or other encumbrances on the Real Property. Buyer will bear the cost of an Owner’s title insurance policy.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof and again as of the Closing Date.

The Seller Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this ARTICLE IV. The disclosures in any section or subsection of the Seller Disclosure Schedules shall qualify other sections and subsections in this ARTICLE IV to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in Seller’s Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect.

Section 4.01    Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets being sold to Buyer.
Section 4.02    Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03    No Conflicts; Consents. Except as set forth in Section 4.03 of the Disclosure Schedules, no consent is required by or with respect to Seller in connection with the execution and delivery by Seller of this Agreement or any of the other Transaction Documents, the performance by Seller of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, except such consents which, in the aggregate, would not have a Material Adverse Effect.
Section 4.04    Title to Tangible Personal Property. Seller has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except for Permitted Encumbrances and UCC security interests which shall be released on or prior to the Closing Date.
Section 4.05    Real Property.
(a)    Seller has good and marketable fee simple title to the Real Property, subject to (A) Permitted Encumbrances and (B) those Monetary Liens set forth on Section 4.05(a) of the Disclosure Schedules.
(b)    Seller has not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Real Property, or (ii) zoning, building code or other moratorium proceedings. Neither the whole nor any material portion of any Real Property has been damaged or destroyed by fire or other casualty.
(c)    There are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase the Real Property or any portion thereof or interest therein.
(d)    To Seller’s Knowledge, there are no unrecorded leases on the Real Property or any portion thereof.
Section 4.06    Legal Proceedings; Governmental Orders.
(a)    Except as set forth in Section 4.06(a) of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by Seller and affecting the Purchased Assets or the Assumed Liabilities.
(b)    Except as set forth in Section 4.06(b) of the Disclosure Schedules, to Seller’s Knowledge, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Purchased Assets.
Section 4.07    Compliance With Laws; Permits.
(a)    Except as set forth in Section 4.07(a) of the Disclosure Schedules, Seller is in compliance with all Laws applicable to the ownership of the Purchased Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

(b)    All Permits required for Seller in connection with the ownership of the Purchased Assets have been obtained by Seller and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect.
(c)    None of the representations and warranties in Section 4.07 shall be deemed to relate to environmental matters.
Section 4.08    Brokers. Except for CBRE, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller. Seller shall be responsible for any and all broker fees incurred by CBRE related to the transactions contemplated under this Agreement.
Section 4.09    Environmental Matters.
(a)    Except as set forth in Section 4.09(a) of the Disclosure Schedules or as would not have a Material Adverse Effect, Seller has not received from any Governmental Authority, with respect to the Real Property, any: (i) Environmental Notice; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements.
(b)    Except as set forth in Section 4.09(b) of the Disclosure Schedules, or as would not have Material Adverse Effect, to Seller’s Knowledge, the Real Property is in material compliance with all Environmental Laws and the Environmental Permits listed on Schedule 2.01(e) of the Disclosure Schedules. With respect to any such Environmental Permits, Seller has undertaken, or will undertake prior to Closing, all commercially reasonable measures necessary to facilitate transferability of the same to the extent permitted by Law as and to the extent reasonably requested by Buyer.
(c)    Seller has provided to Buyer all environmental assessments, surveys and other material information it possesses relating to compliance with Environmental Laws at the Real Property including, but not limited to, any Phase I and Phase II environmental site assessment reports.
(d)    The representations and warranties set forth in this Section 4.09 are the Seller’s sole and exclusive representations and warranties regarding environmental matters.
Section 4.10    Survival.
(a)    The representations and warranties set forth in this Article IV shall be continuing and must be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at that time.
(b)    The representations and warranties set forth in this Article IV shall survive for a period of fifteen (15) months following the Closing Date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof and again as of the Closing Date.

Section 5.01    Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.
Section 5.02    Authority of Buyer. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 5.03    No Conflicts; Consents. No consent is required by or with respect to Buyer in connection with the execution and delivery by Buyer of this Agreement and the other Transaction Documents and the performance by Buyer of the obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby.
Section 5.04    Brokers. Except for Jones Lang LaSalle Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer. Buyer shall be responsible for any and all broker fees incurred by Jones Lang LaSalle Inc. related to the transactions contemplated under this Agreement.
Section 5.05    Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06    Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Purchased Assets, and acknowledges that it has been provided adequate access to the properties, assets, premises, books and records, and other documents and data of Seller for such purpose, including, without limitation, adequate access to environmental reports, studies, audits, records, sampling data, site assessments, compliance records, Governmental Orders, and other similar documents with respect to the Real Property and the Facility. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Purchased Assets or this Agreement and the other Transaction Documents, except as expressly set forth in ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules) or in the other Transaction Documents.
Section 5.07    Survival.
(a)     The representations and warranties set forth in this Article V shall be continuing and must be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at that time.
(b)    The representations and warranties set forth in this Article V shall survive for a period of fifteen (15) months following the Closing Date.
ARTICLE VI
TAX MATTERS
Section 6.01    Transfer and Other Taxes.
(a)    All Transfer Taxes (including any penalties and interest) shall be split equally between Seller and Buyer.
(b)    All real property, personal property and similar ad valorem Taxes (“Property Taxes”) levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Buyer and Seller on a per diem basis based on the number of days of such Straddle Period included in the Pre-Closing Tax Period and the number of days of such Straddle Period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Property Taxes attributable to the Pre-Closing Tax Period and Buyer shall be liable for the proportionate amount of such Property Taxes attributable to the Post-Closing Tax Period.
(c)    Seller shall be entitled to retain, or receive immediate payment from Buyer of, any refund or credit with respect to Taxes (including refunds and credits arising by reason of amended Tax Returns filed on or after the Closing Date or otherwise) with respect to any Pre-Closing Tax Period related to Seller or the Facility. Seller and Buyer shall equitably apportion any refund or credit with respect to Taxes with respect to a Straddle Period in a manner consistent with the principles set forth in this Section 6.01.
(d)    Seller and Buyer shall provide the other with such information and records and make such of its officers, directors, employees and agents available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Facility or the Purchased Assets. Any such information, records and/or access to personnel shall be provided as soon as reasonably practicable after receiving a related request, and in any case within 30 days of such request unless the party required to provide the information or records has first notified the requesting party that such party is likely to require longer than 30 days to locate or collect the relevant information or records, in which case such party must provide such information or records as soon as reasonably practicable in light of the circumstances.
ARTICLE VII
COVENANTS
Section 7.01    Confidentiality. Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement and otherwise previously provided to Buyer by Seller. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 7.01 shall nonetheless continue in full force and effect. Notwithstanding the foregoing, each of Buyer and Seller shall be entitled to communicate regarding the transactions contemplated under this Agreement with (i) any governmental agencies (including the right to disclose the transaction in filings made to the Securities and Exchange Commission by the parties or their affiliates); (ii) any entities which Buyer intends to designate as the recipient of certain portions of the Real Property; (iii) any entities which Buyer or its designees view as potential purchasers of the Real Property; or (iv) any contractors, subcontractors or vendors, which will be relied upon by Buyer or its designees to implement the transactions contemplated hereunder.
Section 7.02    Conduct Prior to Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall not sell, remove from the Real Property or the Facility or otherwise dispose of any of the Purchased Assets except for any such sale, removal or disposal having an aggregate value of less than One Hundred and Fifty Thousand Dollars ($150,000).
Section 7.03    Consents and Approvals. Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in seeking promptly to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents.

Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 7.03 of the Disclosure Schedules; provided, however, that neither party shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 7.04    Notification of Certain Matters; Update of Disclosure Schedule. Each party hereto shall give prompt written notice to the other party hereto of any statement or information contained in such notifying party’s representations or warranties (or Disclosure Schedules thereto) that is incomplete or inaccurate. Any time prior to Closing, Seller shall be entitled to add any necessary schedules to Seller’s Disclosure Schedules and to supplement, modify or amend the information required to be set forth on Seller’s Disclosure Schedules as necessary to complete or correct any information therein. Any such update shall be deemed to supplement or amend the applicable Disclosure Schedule for the purpose of determining the accuracy of any representation or warranty made by Seller in this Agreement (other than in connection with any willful breach, intentional misrepresentation or fraud).
Section 7.05    Environmental Obligations. Buyer acknowledges and agrees that it will be responsible for performing all of Seller’s obligations after Closing under the SPL Order, SPL Management Plan, EPA Order and Environmental Covenant and hereby expressly and unequivocally releases Seller from any such responsibility.
Section 7.06    Title Commitments and Surveys. The parties acknowledge that Purchaser has ordered an ALTA land title survey for the Real Property. In the event the description of the Real Property set out in such land title survey differs from the description of the Real Property set out in Exhibit A, the parties agree to amend the description of the Real Property set out in Exhibit A hereto to reflect such changes as are necessary to reflect the correct description of the real property owned by Seller. Each party also agrees, upon the reasonable request of the other party, to amend the legal descriptions of the Real Property set forth in Exhibit A to correct any minor or technical discrepancies.
Section 7.07    Public Announcements. Prior to the Closing, unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delay), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 7.08    Bulk Sales Laws. The parties hereby forever waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.
Section 7.09    Further Assurances. Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.10    Survival.    The covenants set forth in this Article VII shall survive for a period of fifteen (15) months following the Closing Date except that Buyer’s obligations under Section 7.04 shall survive indefinitely.
ARTICLE VIII
CONDITIONS TO CLOSING
Section 8.01    Conditions to Obligations of Both Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of the following condition:
(a)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
Section 8.02    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:
(a)    The representations and warranties of Seller contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.
(b)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)    Seller shall have delivered all instruments and documents necessary to release any and all liens on the Purchased Assets (other than Permitted Encumbrances), including any appropriate UCC financing statement amendments.
(d)    Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).
(e)    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied (the “Seller Closing Certificate”).

Section 8.03    Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:
(a)    The representations of Buyer contained in ARTICLE V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.
(b)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(c)    Buyer shall have delivered to Seller the Purchase Price less the Earnest Funds, duly executed counterparts to the Transactions Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).
(d)    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied (the “Buyer Closing Certificate”).
ARTICLE IX
ACKNOWLEDGEMENTS
EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD IN AN "AS IS, WHERE IS" CONDITION AND "WITH ALL FAULTS" AS OF THE DATE OF THIS AGREEMENT AND AS OF CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY PARTNER, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO (I) THE CONDITION OR STATE OF REPAIR OF THE PURCHASED ASSETS; (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PURCHASED ASSETS WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS, REGULATIONS, GOVERNMENTAL ORDERS OR PERMITS APPLICABLE TO THE FACILITY SITE OR REAL PROPERTY, OR APPLICABLE ZONING, BUILDING OR DEVELOPMENT CODES); (III) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PURCHASED ASSETS; (IV) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PURCHASED ASSETS OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PURCHASED ASSETS OR ANY PORTION THEREOF; (V) WHETHER THE PURCHASED ASSETS CONTAINS ASBESTOS OR

HAZARDOUS SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME; (VI) GEOLOGICAL CONDITIONS, SOIL CONDITIONS, FLOOD PLAIN OR SPECIAL FLOOD HAZARD; OR (VII) OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO ANY OF THE PURCHASED ASSETS OR THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE). THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THE AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT, AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR FULL INVESTIGATION, NEITHER PARTY IS RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ANNEXED HERETO.

ARTICLE X
INDEMNIFICATION
Section 10.01    Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer and its affiliates, their respective successors and assigns and every director, officer, employee and agent of such entities (collectively, the “Buyer Indemnitees”) from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnities based upon, arising out of, with respect to or by reason of:
(a)    any breach or non-fulfillment of any representation or warranty, covenant, agreement or obligation made or to be performed by Buyer pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; or
(b)    any Excluded Asset or Excluded Liability.
Section 10.02    Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller and its affiliates, their respective successors and assigns and every director, officer, employee and agent of such entities (collectively, the “Seller Indemnitees”) from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnities based upon, arising out of, with respect to or by reason of:
(a)    any breach or non-fulfillment of any representation or warranty, covenant, agreement or obligation made or to be performed by Buyer pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; and
(b)    any Assumed Liability (including, without limitation, liabilities and obligations of Seller to be performed after the Closing under or with respect to the Assumed Contracts).

Without limiting the foregoing, to the extent any investigation or remediation of Hazardous Materials, correction of violations of Environmental Laws, or resolution of any Environmental Conditions, Environmental Claims, or Environmental Notices relating to the Facility site or Real Property is required, Buyer will be responsible for such investigation, remediation, correction, or resolution, at its sole cost and expense, and hereby expressly and unequivocally releases Seller from any such responsibility. For purposes of clarity, the obligations of Buyer set forth in this paragraph are not applicable to material sent off site by Seller prior to the Closing Date for third party disposal.
Section 10.01    Indemnification Procedures. The party making a claim under this ARTICLE X is referred to as the “Indemnified Party,” and the party against whom such claims are asserted is referred to as the “Indemnifying Party.”
(a)    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party written notice thereof not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to 10.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 7.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 10.03(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in form reasonable acceptable to the Indemnified Party, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 10.03(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).
(c)    Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party written notice not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Indemnified Party's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 10.02    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE X, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

ARTICLE XI
TERMINATION
Section 11.01    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    By mutual written consent of Seller and Buyer;
(b)    By Buyer by written notice to Seller if (i) the Closing shall not have occurred on or before February 28, 2017 (the “Outside Date”), unless the failure of the Closing to occur by such date shall have been caused by the failure of Buyer to perform or comply with any of the agreements or covenants to be performed, or complied with, by it on or prior to the Closing Date pursuant to this Agreement or (ii) Buyer has not been in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure cannot be cured by Seller by February 28, 2017;
(c)    By Seller by written notice to Buyer if (i) the Closing shall not have occurred on or before the Outside Date, unless the failure of the Closing to occur by such date shall have been caused by the failure of Seller to perform or comply with any of the agreements or covenants to be performed, or complied with, by it on or prior to the Closing Date pursuant to this Agreement or (ii) Seller has not been in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure cannot be cured by Buyer by February 28, 2017;
(d)    By Buyer or Seller in the event that:
(i)    There shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or
(ii)    Any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.
Section 11.02    Effect of Termination. In the event that the termination of this Agreement in accordance with this Article XI, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:
(a)    As set forth in this Article XI, and Article XII hereof;
(b)    That nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof; and

(c)    If Buyer terminates this Agreement pursuant to Section 11.01(b)(ii), then Seller shall refund the Earnest Funds to Buyer.
ARTICLE XII
MISCELLANEOUS
Section 12.01    Expenses. Except as otherwise expressly provided herein (including Section 6.01 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 12.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02):

If to Seller:
Century Aluminum of West Virginia, Inc.
c/o Century Aluminum Company
1 South Wacker Dr. Suite, 1000
Chicago, Illinois 60606
Facsimile: 312-696-3102
E-mail: generalcounsel@centuryaluminum.com
Attention: General Counsel

with a copy to:	Frost Brown Todd LLC 3300 Great American Tower 301 East Fourth Street Cincinnati, Ohio 45202 Facsimile: 513-651-6981 E-mail: nganulin@fbtlaw.com Attention: Neil Ganulin

If to Buyer:	Applied Partners, Inc. 26 Bodwell Terrace Millburn, New Jersey 07041 Facsimile: 248-851-8721 E-mail:mark@appliedpartners.com Attention: Mark Cenit

with a copy to:	Steptoe & Johnson PLLC 707 Virginia Street East Charleston, West Virginia 25301 Facsimile: 304.353.8100 E-mail: dave.flannery@steptoe-johnson.com Attention: Dave Flannery

Section 12.03    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 12.04    Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 12.05    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 12.06    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, remedy or privilege.
Section 12.07    No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 12.08    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction).
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ILLINOIS IN EACH CASE LOCATED IN THE COUNTY OF COOKS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.08(c).
Section 12.09    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 12.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CENTURY ALUMINUM OF WEST VIRGINIA, INC.
By:	/s/ Erich Squire
Name:	Erich Squire
Title:	Vice President

APPLIED PARTNERS, INC.
By:	/s/ Mark Cenit
Name:	Mark Cenit
Title:	President